Exhibit 10.12

EXECUTION COPY

PENTHOUSE MEDIA GROUP INC.

14.0% SENIOR SECURED NOTES DUE 2010

15.0% SENIOR SECURED NOTES DUE 2010

SECOND AMENDMENT AND LIMITED WAIVER TO SECURITIES PURCHASE
AGREEMENTS FOR ACQUISITION AND RELATED TRANSACTIONS

This SECOND AMENDMENT AND LIMITED WAIVER FOR ACQUISITION AND RELATED TRANSACTIONS (this "Waiver"), effective as of December 6, 2007 (the "Effective Date"), is entered into by and among Penthouse Media Group Inc., a Nevada corporation (the "Issuer") and the holders whose names appear on the signature pages hereto (the "Holders") of the Issuer's outstanding (a) 14.0% Senior Secured Notes due 2010 (as amended and restated as of the date hereof as 15.0% Senior Secured Notes due 2010, the "2005 Notes"), and (b) 15.0% Senior Secured Notes due 2010 (as amended and restated as of the date hereof, the "2006 Notes").

RECITALS

WHEREAS, this Waiver is being entered into with reference to (i) the Securities Purchase Agreement (14.0% Senior Secured Notes Due 2010) dated as of August 17, 2005, among the Issuer, the "Guarantors" defined therein and party thereto, the Holders as "Holders" defined therein and party thereto, and the U.S. Bank National Association (the "Agent"), as "Administrative Agent" and "Collateral Agent" defined therein and party thereto (as amended, the "2005 SPA") and the 2005 Notes issued pursuant thereto, and (ii) the Securities Purchase Agreement (15.0% Senior Secured Notes Due 2010) dated as of August 28, 2006, among the Issuer, the "Guarantors" defined therein and party thereto, the Holders as "Holders" defined therein and party thereto, and the Agent, as "Administrative Agent" and "Collateral Agent" defined therein and party thereto (the "2006 SPA" and, collectively with the 2005 SPA, the "SPAs") and the 2006 Notes issued pursuant thereto.

WHEREAS, pursuant to the agreements set forth on Schedule 1 attached hereto (collectively, as originally executed, the "Acquisition Agreements"), the Issuer, via its wholly-owned subsidiary, Interactive Network, Inc. ("Interactive"), proposes to (i) acquire all of the outstanding capital stock of Various, Inc. and its subsidiaries (the "Acquired Entities") in exchange for cash and securities of the Issuer aggregating $500,0000,000, and (ii) finance such proposed acquisition through the issuance of $270,000,000 of Senior Secured Notes due 2011, $80,000,000 of Subordinated Secured Notes due 2011 and $170,000,000 of 6% Subordinated Convertible Notes due 2011(such transactions, collectively, as consummated in accordance with the Acquisition Agreements, the "Contemplated Transactions");

WHEREAS, the Issuer has requested and hereby solicits the waivers of the Holders of certain provisions of the SPAs, the Issuer Security and Pledge Agreement (as defined in the SPAs, the "Issuer Security Agreement") and the Guarantor Security and Pledge Agreements (as defined in the SPAs) for Interactive and the Acquired Entities (the "New Guarantor Security Agreements") to permit the execution and delivery of the Acquisition Agreements and the consummation of the Contemplated Transactions;

WHEREAS, Section 12.02 of each SPA permits the Holders to waive any provision of such SPA and the respective Security Agreements; and

WHEREAS, in connection with the Contemplated Transactions, the Issuer has further requested the Holders to enter, and to authorize and direct the Agent on behalf of the Holders to enter, into certain Intercreditor and Subordination Agreements (collectively, the "Intercreditor Agreements"), copies of which are attached hereto as Exhibits A, B and C respectively;

WHEREAS, the Issuer, the Holders and certain other parties are entering into a Series B Limited Waiver, of even date herewith, pertaining, among other things, to the conditional waiver of certain existing defaults of the Issuer under the SPAs on the terms set forth therein (the "Series B Limited Waiver");

NOW, THEREFORE, in consideration of the foregoing premises, the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.

Definitions.

Capitalized terms used herein without other definition shall have the respective meanings herein assigned to such terms in the applicable SPA.

Section 2.

Waiver of Certain Restrictive Provisions and Financial Covenants of the SPAs.

The Holders hereby waive the restrictive provisions of the following Sections of each of the SPAs:

2.1.

Section 7.01(i)(2) to the extent necessary to permit the granting of a security interest in accounts of Interactive and the Acquired Entities pursuant to the Acquisition Agreements;

2.2.

Section 7.01(1) to the extent necessary to permit the incurrence of Indebtedness pursuant to the Acquisition Agreements that is not a Subordinated Obligation;

2.3.

Section 7.01(m) to the extent necessary to permit the subordination of the new Guaranties from the Acquired Entities and of the new Agent's Liens on the Acquired Entities' assets pursuant to the Intercreditor Agreement attached hereto as Exhibit B;

2.4.

Section 7.02(a) to the extent necessary to permit the Issuer and the Obligors to grant Liens required pursuant to the Acquisition Agreements;

2.5.

Section 7.02(b) to the extent necessary to permit the Issuer and the Obligors to incur or guarantee, as applicable, Indebtedness pursuant to the Acquisition Agreements in an amount not to exceed $520,000,000 in the aggregate;

2.6.

Section 7.02(e) to the extent necessary to permit the Obligors to guarantee the Indebtedness of the Issuer, and to permit the Issuer to acquire the Capital Stock of Interactive (and to indirectly acquire the Acquired Entities) pursuant to the Acquisition Agreements;

2.7.

Section 7.03(a) to the extent necessary to permit the Issuer to comply with its minimum Consolidated EBITDA requirements for the fiscal quarters ending December 31, 2007 and March 31, 2008;

2.8.

Section 7.03(b) to the extent necessary to permit the making of (i) Capital Expenditures required to acquire the Capital Stock of Interactive and the Acquired Entities pursuant to the Acquisition Agreements and (ii) Capital Expenditures permitted by the Acquisition Agreements using funds held by Interactive and the Acquired Entities; provided, that no funds or other assets of the Issuer or any Guarantor, other than Interactive and the Acquired Entities, are used to make any Capital Expenditures pursuant to this clause (ii);

2.9.

Section 7.039c) to the extent necessary to permit the Issuer to comply with its minimum Consolidated Coverage Ratio requirements for the fiscal quarters ending December 31, 2007 and March 31, 2008;

2.10.

Section 7.03(e) to the extent necessary to permit the incurrence of Indebtedness pursuant to the Acquisition Agreements;

2.11.

Section 7.03(f) to the extent necessary to permit the incurrence of Senior Debt pursuant to the Acquisition Agreements; and

2.12.

the applicable provisions of Article XI to the extent necessary to permit the subordination of the new Guaranties from the Acquired Entities pursuant to the Intercreditor Agreement attached hereto as Exhibit B.

Section 3.

Waiver of Certain Restrictive Provisions of the Issuer Security Agreement.

The Holders hereby waive the restrictive provisions of the following Sections of the Issuer Security Agreement:

3.1.

Section 2 to the extent necessary to permit the pledge of the Capital Stock of Interactive pursuant to the Acquisition Agreements; and

3.2.

Section 5 to the extent necessary to permit the pledge of the Capital Stock of Interactive pursuant to the Acquisition Agreements.

Section 4.

Waiver of Certain Restrictive Provisions of the New Guarantor Security Agreements.

The Holders hereby waive the restrictive provisions of the following Sections of each of the New Guarantor Security Agreements:

4.1.

Section 2 to the extent necessary to permit the granting of first-priority and second-priority Liens on the properties and assets of Interactive and the Acquired Entities, and on the Capital Stock of the Acquired Entities, pursuant to the Acquisition Agreements; and

4.2.

Section 5 to the extent necessary to permit the granting of first-priority and second-priority Liens on the properties and assets of Interactive and the Acquired Entities, and on the Capital Stock of the Acquired Entities, pursuant to the Acquisition Agreements.

Section 5.

Modification of Certain Provisions.

5.1.

Section 1.01 of each SPA is hereby modified by restating the definition of Consolidated Net Income in its entirety to read as follows:

"Consolidated Net Income for any period means the consolidated net income (or loss) of the Issuer and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

(a)

the net income (or loss) of (i) any Person that is not a Subsidiary of the Issuer, and (ii) Interactive and its Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or a Subsidiary of the Issuer by such Person during such period,

(b)

gains or losses on Asset Sales by the Issuer or its Subsidiaries,

(c)

all extraordinary gains and extraordinary losses,

(d)

the cumulative effect of changes in accounting principles,

(e)

any net income of any Subsidiary (other than Interactive and its Subsidiaries) if such Subsidiary is subject to restrictions, directly or indirectly, by contract, operation of law, pursuant to its charter or otherwise on the payment of dividends or the making of distributions by such Subsidiary to such Person except that:

(i)

such Person's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to such Person as a dividend or other distribution (provided that such ability is not due to a waiver of such restriction), and

(ii)

such Person's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income regardless of any such restriction,

(f)

in the case of a successor to such Person by consolidation or merger or as a transferee of such Person's assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets; and

(g)

the tax effect of any of the items described in clauses (a) through (f) above."

5.2.

Section 1.01 of each SPA is hereby further modified by inserting, in the appropriate place designated by alphabetical order, the following new definition:

"'Interactive' means Interactive Network, Inc., a Nevada corporation."

5.3.

"Section 1.01 of each SPA is hereby further modified by restating the definition of PIK Notes in its entirety to read as follows:

"'PIK Notes' means additional Notes issued after the Closing Date."

5.4.

Section 2.04(a) of the 2005 SPA is hereby modified by deleting therefrom the interest rate "14%" and substituting in place thereof the interest rate "15%."

5.5.

Section 2.04(c) of each SPA is hereby restated in its entirety to read as follows:

"(c)

Interest Payment.  Interest on each Note shall be payable in immediately available and freely transferable funds quarterly in arrears, commencing on February 15, 2008, and thereafter on each February 15, May 15, August 15 and November 15, and at maturity (whether at the Final Maturity Date, upon demand, by acceleration or otherwise.  Interest at the Post-Default Rate shall be payable on demand.  Each Obligor hereby authorizes the Agent to, and the Agent may, from time to time, charge the Note Account pursuant to Section 4.01 with the amount of any interest payment due hereunder."

5.6.

Section 4.01(a) of each SPA is hereby modified by deleting therefrom the parenthetical "(including PIK Notes issued in lieu of cash interest)."

5.7.

Section 4.01(b) of each SPA is hereby deleted in its entirety, and the words "[Intentionally Omitted]" are hereby substituted in place thereof.

5.8.

The following new Section 7.02(q) is hereby inserted into each SPA immediately following Section 7.02(p):

"(q)

No Restriction on Distributions.  The Issuer shall not permit Interactive to amend any agreement evidencing or governing Indebtedness to which it is a party, in any manner that directly or indirectly further restricts or limits in any way the ability of Interactive and its Subsidiaries to make distributions to the Issuer or its other Subsidiaries."

Section 6.

Re-issuance of the Notes.

6.1.

2005 Notes.  The Issuer shall issue to each Holder of Notes issued under the 2005 SPA a replacement Note in substantially the form of Exhibit D hereto, appropriately completed, in exchange for such Holder's original Note, in a principal amount equal to the sum of (a) the principal amount of such Holder's original Note outstanding on the date hereof, plus (b) the amount of interest that would have been due and payable on such Note on July 31, 2007, plus (c) the amount of interest that has accrued on such Holders' Notes (assuming that interest had been paid on July 31, 2007 by issuing PIK Notes) from July 31, 2007 through the date hereof, plus (d) such Holder's pro rata share of the consent fee described in Section 9.7 hereof, calculated as the ratio of the aggregate outstanding principal amount of the Notes held by such Holder to the aggregate principal amount of all Notes issued under the 2005 SPA.  From and after the Effective Date, all of the replacement Notes shall be "Notes" for all purposes of the 2005 SPA and the other Note Documents, guarantied by the continuing Guaranties of the Guarantors pursuant to Article XI of the 2005 SPA and secured by the continuing security interests granted pursuant to the Security Documents and the original Notes shall have no further force or effect.

6.2.

2006 Notes.  The Issuer shall issue to each Holder of Notes issued under the 2006 SPA a replacement Note in substantially the form of Exhibit E hereto, appropriately completed, in exchange for such Holder's original Note, in a principal amount equal to the sum of (a) the principal amount of such Holder's original Note outstanding on the date hereof, plus (b) the amount of interest that would have been due and payable on such Note on July 31, 2007, plus (c) the amount of interest that has accrued on such Holders' Notes (assuming that interest had been paid on July 31, 2007 by issuing PIK Notes) from July 31, 2007 through the date hereof, plus (d) such Holder's pro rata share of the consent fee described in Section 9.7 hereof, calculated as the ratio of the aggregate outstanding principal amount of the Notes held by such Holder to the aggregate outstanding principal amount of all Notes issued under the 2006 SPA.  From and after the Effective Date, all of the replacement Notes shall be "Notes" for all purposes of the 2006 SPA and the other Note Documents, guarantied by the continuing Guaranties of the Guarantors pursuant to Article XI of the 2006 SPA and secured by the continuing security interests granted pursuant to the Security Documents and the original Notes shall have no further force or effect.

Section 7.

Agent Authorized and Directed to Act.

The Agent is hereby authorized and instructed (a) to execute, deliver and perform its duties under the Intercreditor Agreements, (b) to execute, deliver and perform its duties under the documents set forth in Section 9 hereof to which it is a party [and (c) to take all other actions reasonable or necessary to accomplish or document any of the waivers contemplated by this Waiver].

Section 8.

Representations and Warranties of the Issuer.

To induce the Investors to enter into this Waiver, the Issuer hereby represents and warrants to each Investor as follows:

8.1.

The Issuer's Due Organization, Power and Authority, Etc.  The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, having full power and authority (i) to own its properties and to carry on its business as presently conducted and as proposed to be conducted, (ii) to execute and deliver this Waiver and (iii) to consummate the other transactions contemplated hereby.  The Issuer is duly qualified to transact business and is validly existing or in good standing in each jurisdiction in which the failure so to qualify, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

8.2.

Binding Obligations.  All corporate action on the part of the Issuer and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Waiver and the performance of all obligations of the Issuer hereunder has been taken.  This Waiver has been duly executed and delivered by the Issuer as of the Effective Date.  This Waiver constitutes the valid, legal and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to general principles' of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

8.3.

No Conflict.  Upon the effectiveness of this Waiver, the execution, delivery and performance of the Acquisition Agreements and the consummation of the Contemplated Transactions will not violate, conflict with, or cause a breach or default under any agreement or instrument binding on the Issuer, the Obligors or any of their respective properties or assets.

8.4.

Acquired Entities.  Schedule 2 sets forth, for each of the Acquired Entities, the name, jurisdiction of organization, holder(s) of Capital Stock (and number of shares or percentage interests held for each such holder) of such Acquired Entity.

Section 9.

Effectiveness of Waiver.

The waivers provided in this Waiver shall be conditioned upon, and this Waiver shall not be effective until the satisfaction of, each the following:

9.1.

Execution by Parties; Issuance of Notes.  The execution and delivery of counterparts hereof by the Issuer and each of the Holders, and the issuance by the Issuer of the amended and restated 2005 Notes and 2006 Notes in substantially the respective forms of Exhibits D and E hereto;

9.2.

Consummation of Contemplated Transactions.  The simultaneous consummation of the Contemplated Transactions pursuant to the Acquisition Agreements;

9.3.

Certain Agreements.  The execution and delivery of the following agreements, dated as of the Effective Date, by Interactive and each of the Acquired Entities, each in a form acceptable to the Holders: (a) a Joinder Agreement to the 2005 SPA, (b) a Joinder Agreement to the 2006 SPA, (c) a Guarantor Security and Pledge Agreement securing the Obligations under both of the SPAs and specifically authorizing the Agent to file such Uniform Commercial Code financing statements and other filings and recordings as the Holders may deem necessary or advisable to create, perfect, maintain or enforce the Agent's Lien of the priority contemplated by the Intercreditor Agreements on all rights, title and interest of Interactive and the Acquired Entities in any or all of their properties and assets, and (d) solely with respect to such of the Acquired Entities as are organized in St. Kitts and Nevis, a Deed of Charge and Deed of Debenture;

9.4.

Officer's Certificate.  The delivery to the Agent of a certificate of a duly authorized officer of Issuer attaching true and complete copies of (a) resolutions of the board of directors of the Issuer authorizing the execution, delivery and performance of this Waiver and the Series B Limited Waiver and (b) resolutions of the board of directors or comparable governing body of Interactive and each of the Acquired Entities authorizing the execution, delivery and performance of each of the agreements set forth in Section 9.3 hereof;

9.5.

Opinion of Counsel.  The delivery to the Agent of an opinion of counsel to the effect that the notes and agreements set forth in Sections 9.1 and 9.3 hereof have been duly authorized, executed and delivered by Interactive and the Acquired Entities and constitute valid and binding agreements of such entities, enforceable in accordance with their respective terms (subject to customary exceptions);

9.6.

Perfection of Security Interests.  The delivery to the Agent of evidence satisfactory to the Holders of the perfection of the Agent's Liens on substantially all of the assets of the Issuer and the Acquired Entities;

9.7.

Payment of Consent Fee.  The payment to the holders of a consent fee in the aggregate amount of $1,000,000, by increasing the principal amount of each Holder's 2005 Notes or 2006 Notes, as the case may be, by such Holder's pro rata share; and

9.8.

Payment of Legal Expenses.  The Issuer shall have paid the fees and disbursements required pursuant to Section 11.3 hereof.

Section 10.

Affirmation of Obligations.

The Issuer hereby ratifies, affirms and confirms all of the Note Documents and each and every Obligation, covenant and agreement of the Issuer thereunder in all respects, except as otherwise expressly modified or waived by this Waiver upon the terms set forth herein.  The Issuer further affirms that each security interest and Lien granted pursuant to any of the Note Documents is a continuing, perfect, first-priority security interest or Lien (except to the extent that the Liens on the assts of the Acquired Entities are subject to the Liens described in the Intercreditor Agreements) on substantially all of the assets of the Issuer and its Subsidiaries.  In addition, the Issuer hereby represents and warrants that, as of the date hereof, no counterclaim, right of set-off, claim or defense of any kind exists or is outstanding with respect to any of the Obligations or against any of the Holders of any Notes.

Section 11.

Miscellaneous.

11.1.

Headings.  Section and subsection headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose or be given any substantive effect.

11.2.

Funding Documents Ratified.  Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Holders under the SPAs, the Security Agreements or any other Funding Documents; or be construed to alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the SPAs, the Security Agreements or any other Funding Documents, all of which are hereby confirmed and ratified in all respects and shall continue in full force and effect.

11.3.

Expenses.  The Issuer shall pay (or reimburse the Holders, if they have so paid) Irell & Manella LLP and any special and local counsel retained by or on behalf of the Holders for their fees and disbursements (appropriately documented) incurred in connection with the negotiation, execution and delivery of this Waiver, the Series B Limited Waiver and the other documents and transactions contemplated hereby and thereby.  The Issuer shall pay Irell & Manella LLP and any special and local counsel retained by or on behalf of the Holders for all such fees and disbursements invoiced on or prior to the Effective Date on the Effective Date.

11.4.

Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

11.5.

Note Documents.  From and after the Effective Date, this Waiver and the Intercreditor Agreements shall be considered Note Documents for all purposes of the SPAs, entitled to all of the benefits and protections thereof, and all references to the Note Documents shall thereafter be construed to include this Waiver and the Intercreditor Agreements.

11.6.

Applicable Law.  THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

11.7.

Counterparts; Facsimile Signatures.  This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Facsimile signatures shall be considered originals for all purposes.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ISSUER PENTHOUSE MEDIA GROUP INC. By: /s/ Daniel C. Staton Name: Daniel C. Staton Title: Chairman

HOLDERS

DB DISTRESSED OPPORTUNITIES MASTER PORTFOLIO, LTD

THE OPPORTUNITY FUND, LLC

MW POST PORTFOLIO FUND, LTD.

POST DISTRESSED MASTER FUND, L.P.

POST TOTAL RETURN MASTER FUND, L.P.

POST STRATEGIC MASTER FUND, L.P.

SPHINX DISTRESSED SEGREGATED PORTFOLIO

STATE OF SOUTH DAKOTA RETIREMENT SYSTEM

By:

Post Advisory Group, LLC,

as Authorized Agent

By:

/s/ Carl Goldsmith

Name: Carl Goldsmith

Title:

SATELLITE SENIOR INCOME FUND, LLC By: Satellite Asset Management, L.P. By: /s/ Simon Raykher Name: Simon Raykher Title: General Counsel

CANYON VALUE REALIZATION FUND, L.P.

FINVEST CAPITAL LTD.

CANYON BALANCED EQUITY MASTER FUND, LTD.

MACVEST 1, LTD.

INSTITUTIONAL BENCHMARKS SERIES

(MASTER FEEDER) LIMITED IN RESPECT OF CENTAUR SERIES

(each, only as to the 2005 SPA and related agreements)

By:

Canyon Capital Advisors LLC,

as Investment Advisor

By:

/s/

Name:

Title:

CANPARTNERS INVESTMENTS IV, LLC By: /s/ Name: Title:

SCHEDULE 1

ACQUISITION AGREEMENTS

1.

Securities Purchase Agreement by and among Interactive Network, Inc. (“Interactive”) and each subsidiary of Interactive, listed as a senior guarantor on the signature pages thereto, Penthouse Media Group Inc. (“PMGI”) and each subsidiary of PMGI listed as a subordinated guarantor on the signature pages hereto, the Holders and subsequent holders of the senior secured notes from time to time party thereto (“First Lien Holders”) and U.S. Bank National Association (“U.S. Bank” or “Agent”) as administrative agent and collateral agent..

2.

Sellers’ Securities Agreement by and among Interactive and each subsidiary of Interactive, listed as a senior subordinated guarantor on the signature pages thereto, PMGI and each subsidiary of PMGI listed as a junior subordinated guarantor on the signature pages hereto, Andrew B. Conru Trust Agreement, Andrew B. Conru trustee (“The Conru Trust”), and Mapstead Trust, created on April 16, 2002, Lars and Marin Mapstead trustees (“The Mapstead Trust”), subsequent holders of the sellers’ secured notes from time to time party thereto (“Second Lien Holders”) and US Bank, as administrative agent and collateral agent.

3.

Issuer Security and Pledge Agreement by and among Interactive, each subsidiary listed on the signature pages thereto and U.S. Bank, as collateral agent for the First Lien Holders.

4.

Issuer Security and Pledge Agreement by and among Interactive, each subsidiary listed on the signature pages thereto and U.S. Bank, as collateral agent for the Second Lien Holders.

5.

Parent Security and Pledge Agreement by and among PMGI, each subsidiary listed on the signature pages thereto and U.S. Bank, as collateral agent for the First Lien Holders.

6.

Parent Security and Pledge Agreement by and among PMGI, each subsidiary listed on the signature pages thereto and U.S. Bank, as collateral agent for the Second Lien Holders.

7.

Intercreditor Agreements by and among PMGI, Interactive, the subsidiaries of PMGI and Interactive a party thereto, the First Lien Holders, Second Lien Holders, the existing noteholders of PMGI identified therein, The Conru Trust and The Mapstead Trust.

8.

Registration Rights Agreement by and among PMGI and the warrant holders listed on the signature pages thereto.

9.

Registration Rights Agreement by and among PMGI and the holders of the 6% Subordinated Convertible Note.

10.

Copyright Security Agreement by and among Interactive, and each direct and indirect subsidiary of the Interactive, listed on the signature pages thereto in favor of U.S. Bank for the benefit of Agent and the Holders.

11.

Copyright Security Agreement by and among PMGI, and each direct and indirect subsidiary of Subsidiary listed on the signature pages thereto in favor of U.S. Bank for the benefit of Agent and the Holders.

12.

Trademark Security Agreement by and among, and each direct and indirect subsidiary of the Interactive listed on the signature pages thereto in favor of U.S. Bank for the benefit of Agent and the Holders.

13.

Copyright Security Agreement by and among, and each direct and indirect subsidiary of the PMGI listed on the signature pages thereto in favor of U.S. Bank for the benefit of Agent and the Holders.

14.

Senior Secured Notes due 2011.

15.

Subordinated Secured Notes due 2011.

16.

6% Subordinated Convertible Note due 2011.

17.

Warrants for the Purchase of PMGI Common Stock.

18.

Security Holders Agreement by and among PMGI, certain of the holders of the common stock of PMGI listed on the signature pages thereto, and the warrant holders listed on the signature pages thereto.

19.

Amendment to Stock Purchase Agreement, dated as of September 21, 2007, by and among Various, Inc. (“Various”), The Conru Trust, The Mapstead Trust, Andrew B. Conru, Lars Mapstead (“Mapstead”) and PMGI.

20.

Stock Purchase Agreement by and among Various, Inc., a California corporation, Andrew B. Conru Trust Agreement, Andrew B. Conru Trustee, and Mapstead Trust, created on April 16, 2002, Lars and Marin Mapstead Trustees, Andrew B. Conru, an individual, Lars Mapstead, an individual, and Penthouse Media Group Inc., a Nevada corporation, as amended on December 6, 2007.

21.

Assignment Agreement by and among Various, Inc., a California corporation, Andrew B. Conru Trust Agreement, Andrew B. Conru Trustee, and Mapstead Trust, created on April 16, 2002, Lars and Marin Mapstead Trustees, Andrew B. Conru, an individual, Lars Mapstead, an individual, and Penthouse Media Group Inc. and Interactive Network, Inc., dated December 6, 2007.

SCHEDULE 2

ACQUIRED ENTITIES

Name	Jurisdiction of Organization	Equity holders	Percentage Interests
Various, Inc.	CA	Interactive Network, Inc.	100
Friendfinder Network, Inc.	CA	Friendfinder, Inc. (n/k/a Various, Inc.)	100
Fastcupid, Inc.	CA	Various, Inc.	100
Medley.com Incorporated	CA	Friendfinder, Inc. (n/k/a Various, Inc.)	100
Confirm ID, Inc.	CA	Friendfinder, Inc. (n/k/a Various, Inc.)	100
Streamray, Inc.	NV	Various, Inc.	100
PPM Technology Group, Inc.	CA	Various, Inc.	100
Big Island Technology Group, Inc.	CA	Various, Inc.	100
FRNK Technology Group	CA	Big Island Technology Group, Inc.
Transbloom, Inc.	CA	Various, Inc.	100
FriendFinder Processing, Ltd.	St. Kitts and Nevis	Friendfinder, Inc.(n/k/a Various Inc.)	100
Streamray, Inc.	St. Kitts and Nevis	Streamray, Inc. (NV)	100
Global Alphabet, Inc.	CA	Various, Inc.	100
Traffic Cat, Inc.	CA	Various, Inc.	100
Sharkfish, Inc.	CA	Various, Inc.	100

EXHIBIT A

INTERCREDITOR AND SUBORDINATION AGREEMENT (PMGI)

See attached.

EXHIBIT A

INTERCREDITOR AND SUBORDINATION AGREEMENT (INI)

See attached.

EXHIBIT C

SELLER NOTE SUBORDINATION AGREEMENT

See attached.

EXHIBIT D

FORM OF REPLACEMENT 2005 NOTE

See attached.

EXHIBIT E

FORM OF REPLACEMENT 2005 NOTE

See attached.